Exhibit (h)(3)(iii)

SCHEDULE A

DATED AS OF JULY 31, 2013

TRANSAMERICA FUNDS

OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Company:

FUND NAME	CLASS A, B, C, I, I2, R and T	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH
Transamerica Arbitrage Strategy	1.25%	March 1, 2014
Transamerica Asset Allocation – Conservative Portfolio	0.45%	March 1, 2014
Transamerica Asset Allocation – Growth Portfolio	0.45%	March 1, 2014
Transamerica Asset Allocation – Moderate Growth Portfolio	0.45%	March 1, 2014
Transamerica Asset Allocation – Moderate Portfolio	0.45%	March 1, 2014
Transamerica Bond	0.88%	March 1, 2014
Transamerica Capital Growth	1.20%	March 1, 2014
Transamerica Commodity Strategy	1.00%	March 1, 2014
Transamerica Core Bond	0.70%	March 1, 2014
Transamerica Developing Markets Equity	1.45%	March 1, 2014
Transamerica Diversified Equity	1.17%	March 1, 2014
Transamerica Dividend Focused	0.90%	March 1, 2014
Transamerica Emerging Markets Debt	1.00%	March 1, 2014
Transamerica Emerging Markets Equity	1.60%	March 1, 2014
Transamerica Enhanced Muni	0.71%*	March 1, 2014
Transamerica Flexible Income	1.00%†	March 1, 2014
Transamerica Global Allocation	1.00%	March 1, 2014
Transamerica Global Macro	1.65%	March 1, 2014
Transamerica Global Real Estate Securities	N/A	March 1, 2014
Transamerica Growth	N/A	March 1, 2014
Transamerica Growth Opportunities	1.40%	March 1, 2014
Transamerica High Yield Bond	0.95%	March 1, 2014
Transamerica High Yield Muni	0.76%**	July 31, 2014
Transamerica Income & Growth	0.93%	March 1, 2014
Transamerica International	1.25%	March 1, 2014
Transamerica International Bond	0.75%	March 1, 2014
Transamerica International Equity	1.15%	March 1, 2014
Transamerica International Equity Opportunities	N/A	March 1, 2014
Transamerica International Small Cap	1.27%	March 1, 2014
Transamerica International Small Cap Value	1.22%	March 1, 2014
Transamerica International Value Opportunities	1.35%	March 1, 2014
Transamerica Large Cap Growth	0.95%	March 1, 2014
Transamerica Large Cap Value	1.00%	March 1, 2014
Transamerica Long/Short Strategy	1.65%	March 1, 2014
Transamerica Managed Futures Strategy	1.45%	March 1, 2014
Transamerica Mid Cap Value	1.05%	March 1, 2014
Transamerica MLP & Energy Income	1.35%	April 30, 2014
Transamerica Money Market	0.48%	March 1, 2014
Transamerica Multi-Managed Balanced	1.45%	March 1, 2014
Transamerica Multi-Manager Alternative Strategies Portfolio	0.55%	March 1, 2014
Transamerica Multi-Manager International Portfolio	0.45%	March 1, 2014
Transamerica Real Return TIPS	N/A	March 1, 2014
Transamerica Select Equity	0.90%	March 1, 2014
Transamerica Short-Term Bond	0.85%†	March 1, 2014
Transamerica Small Cap Growth	1.15%	March 1, 2014
Transamerica Small Cap Value	1.15%	March 1, 2014
Transamerica Small/Mid Cap Value	1.25%	March 1, 2014
Transamerica Tactical Allocation	0.85%	March 1, 2014
Transamerica Tactical Income	0.67%†	March 1, 2014
Transamerica Tactical Rotation	0.85%	March 1, 2014
Transamerica Total Return	N/A	March 1, 2014
Transamerica Value	1.00%	March 1, 2014

†	0.05% of the 0.30% 12b-1 fee will be waived for one year through March 1, 2014, as applicable to Class A shares of Transamerica Flexible Income, Transamerica Short-Term Bond and Transamerica Tactical Income.
*	0.15% of the 0.30% 12b-1 fee for Class A shares and 0.25% of the 1.00% 12b-1 fee for Class C shares will be contractually waived through March 1, 2014.
**	0.15% of the 0.30% 12b-1 fee for Class A shares and 0.25% of the 1.00% 12b-1 fee for Class C shares will be contractually waived through July 31, 2014.

SCHEDULE B

DATED AS OF JULY 31, 2013

TRANSAMERICA FUNDS

FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

FUND NAME
Transamerica Arbitrage Strategy

Transamerica Asset Allocation – Conservative Portfolio

Transamerica Asset Allocation – Growth Portfolio

Transamerica Asset Allocation – Moderate Growth Portfolio

Transamerica Asset Allocation – Moderate Portfolio

Transamerica Bond

Transamerica Capital Growth

Transamerica Commodity Strategy

Transamerica Core Bond

Transamerica Developing Markets Equity

Transamerica Diversified Equity

Transamerica Dividend Focused

Transamerica Emerging Markets Debt

Transamerica Emerging Markets Equity

Transamerica Enhanced Muni

Transamerica Flexible Income

Transamerica Global Allocation

Transamerica Global Macro

Transamerica Global Real Estate Securities

Transamerica Growth

Transamerica Growth Opportunities

Transamerica High Yield Bond

Transamerica High Yield Muni

Transamerica Income & Growth

Transamerica International

Transamerica International Bond

Transamerica International Equity

Transamerica International Equity Opportunities

Transamerica International Small Cap

Transamerica International Small Cap Value

Transamerica International Value Opportunities

Transamerica Large Cap Growth

Transamerica Large Cap Value

Transamerica Long/Short Strategy

Transamerica Managed Futures Strategy

Transamerica Mid Cap Value

Transamerica MLP & Energy Income

Transamerica Money Market

Transamerica Multi-Managed Balanced

Transamerica Multi-Manager Alternative Strategies Portfolio

Transamerica Multi-Manager International Portfolio

Transamerica Real Return TIPS

Transamerica Select Equity

Transamerica Short-Term Bond

Transamerica Small Cap Growth

Transamerica Small Cap Value

Transamerica Small/Mid Cap Value

Transamerica Tactical Allocation

Transamerica Tactical Income

Transamerica Tactical Rotation

Transamerica Total Return

Transamerica Value